Exhibit 99.1
PHASE III TRIAL OF NEXAVAR IN PATIENTS WITH ADVANCED MELANOMA DOES NOT MEET PRIMARY ENDPOINT
WEST HAVEN, Conn. and EMERYVILLE, Calif. — Dec. 04, 2006
Bayer Pharmaceuticals Corporation (NYSE: BAY) and Onyx Pharmaceuticals, Inc. (Nasdaq: ONXX) today announced that a Phase III trial administering Nexavar® (sorafenib) or placebo tablets in combination with the chemotherapeutic agents carboplatin and paclitaxel in patients with advanced melanoma did not meet its primary endpoint of improving progression-free survival (PFS). The treatment effect was comparable in each arm. Data from the study will be presented at an upcoming scientific congress.
“We are disappointed, first and foremost, for the patients with refractory metastatic melanoma for whom treatment options are so limited,” said Hollings C. Renton, Onyx’s chairman, president, and chief executive officer. “However, this trial does not change our commitment to, and belief in, Nexavar. We hope to demonstrate utility in a wide variety of tumors and we will continue to broaden our clinical program, including increasing our attention to the more common malignancies in which anti-angiogenics have demonstrated activity.”
Phase III Study Design
The international Phase III, double-blind, randomized, placebo-controlled trial evaluated Nexavar when administered in combination with a standard dosing schedule (21-day cycles) of carboplatin and paclitaxel. Two hundred seventy patients progressing after one previous systemic chemotherapeutic treatment (with either dacarbazine (DTIC) or temozolomide) were enrolled into the study. The study was designed to measure the safety and efficacy of Nexavar when co-administered with chemotherapy, and had PFS as its primary endpoint. PFS is defined as the time that a patient lives without meaningful tumor growth. The safety profile of these agents in combination (Nexavar with carboplatin/paclitaxel) was comparable to those previously reported for these agents in combination.
About Melanoma
In the United States (U.S.), the incidence of melanoma has doubled in the last 25 years. Melanoma accounts for about four percent of skin cancer cases, but is responsible for approximately 77 percent of skin cancer deaths. In 2006, it is estimated that over 62,000 new cases of melanoma will be diagnosed in the U.S., with close to 8,000 people expected to die from the disease. Worldwide, it is estimated that about 132,000 people are diagnosed with melanoma and more than 40,000 die from the disease each year.
About Nexavar
Nexavar is an oral multi-kinase inhibitor that targets both the tumor cell and tumor vasculature. In preclinical models, Nexavar targeted members of two classes of kinases known to be involved in both cell proliferation (growth) and angiogenesis (blood supply) — two important processes that enable cancer growth. These kinases included RAF kinase, VEGFR-1, VEGFR-2, VEGFR-3, PDGFR-B, KIT, and FLT-3.
Nexavar is currently approved in a number of countries, including the U.S. and the European Union, for the treatment of patients with advanced kidney cancer. In addition, Nexavar is being evaluated as a single agent in a Phase III clinical trial for the treatment of advanced hepatocellular carcinoma (HCC), or liver cancer, a study that has completed enrollment. A Phase III clinical trial of Nexavar combined with carboplatin and paclitaxel in non-small cell lung cancer (NSCLC) for treatment-naive patients was initiated in the first half of 2006. In addition to company-sponsored trials, there are a number of Nexavar studies being sponsored by government agencies, cooperative groups, and individual investigators, including a Phase III trial evaluating Nexavar in the adjuvant treatment of RCC.
Important Safety Considerations for U.S. Patients Taking Nexavar
Based on the current, approved package insert for the treatment of patients with advanced kidney cancer, hypertension may occur early in the course of therapy and blood pressure should be monitored weekly during the first six weeks of therapy and treated as needed. Incidence of bleeding regardless of causality was 15 percent for Nexavar vs. 8 percent for placebo, and the incidence of treatment-emergent cardiac ischemia/infarction was 2.9 percent for Nexavar vs. 0.4 percent for placebo. Gastrointestinal perforation was an uncommon event and has been reported in less than 1% of patients taking Nexavar. Most common treatment-emergent adverse events with Nexavar were diarrhea, rash/desquamation, fatigue, hand-foot skin reaction, alopecia and nausea. Grade 3/4 adverse events were 38 percent for Nexavar vs. 28 percent for placebo. Women of child-bearing potential should be advised to avoid becoming pregnant and advised against breast-feeding. In cases of any severe or persistent side effects, temporary treatment interruption, dose modification or permanent discontinuation should be considered. For U.S. Nexavar prescribing information, visit http://www.nexavar.com or call 1.866.NEXAVAR (1.866.639.2827).
About Onyx Pharmaceuticals, Inc.
Onyx Pharmaceuticals, Inc. is a biopharmaceutical company developing innovative therapies that target the molecular mechanisms that cause cancer. The company is developing Nexavar(R), a small molecule drug, with Bayer Pharmaceuticals Corporation. Nexavar has been approved for the treatment of advanced kidney cancer. For more information about Onyx’s pipeline and activities, visit the company’s web site at: http://www.onyx-pharm.com.
About Bayer Pharmaceuticals Corporation
Bayer Pharmaceuticals Corporation (http://www.bayerpharma.com) is part of the worldwide operations of Bayer HealthCare AG, a subsidiary of Bayer AG. Bayer HealthCare is one of the world’s leading, innovative companies in the healthcare and medical products industry and is based in Leverkusen, Germany. Bayer HeathCare generated sales amounting to some 9.4 billion euros and employed 33,800 people worldwide in 2005.
The company combines the global activities of the Animal Health, Consumer Care, Diabetes Care, Diagnostics and Pharmaceuticals divisions. The new Pharmaceuticals division was established on January 1, 2006, and comprises the former Biological Products and Pharmaceutical divisions. Bayer HealthCare Pharmaceuticals now has three business units: Hematology/Cardiology, Oncology and Primary Care.
Bayer HealthCare’s aim is to discover and manufacture products that will improve human and animal health worldwide. The products enhance well-being and quality of life by diagnosing, preventing and treating diseases.
Forward Looking Statements
This news release contains forward-looking statements based on current assumptions and forecasts made by Bayer Group management. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of the company and the estimates given here. These factors include those discussed in Bayer’s public reports filed with the Frankfurt Stock Exchange and with the U.S. Securities and Exchange Commission (including its Form 20-F). Bayer assumes no liability whatsoever to update these forward-looking statements or to conform them to future events or developments.
This news release also contains “forward-looking statements” of Onyx within the meaning of the federal securities laws. These forward-looking statements include without limitation, statements regarding the timing, progress and results of the clinical development, regulatory processes, and commercialization efforts of Nexavar. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated. Reference should be made to Onyx’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission under the heading “Risk Factors” and Onyx’s Quarterly Reports on Form 10-Q for a more detailed description of such factors. Readers are cautioned not to place undue reliance on these forward- looking statements that speak only as of the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.
Nexavar® (sorafenib) tablets is a registered trademark of Bayer Pharmaceuticals Corporation.